Exhibit 99.1

Alibaba Group, Yahoo!, and SoftBank Reach Agreement on Alipay

Alibaba Group will Participate in the Ongoing Value of Alipay

HONG KONG, TOKYO AND SUNNYVALE, Calif, JULY 29, 2011 – Alibaba Group, Yahoo! (NASDAQ: YHOO), and SoftBank (TYO: JP:9984) today announced they have reached an agreement in which Alibaba Group will continue to participate in Alipay’s future financial performance, including a future IPO or other liquidity event. The agreement is consistent with the two agreed-upon principles established at the outset of the negotiations: structure the inter-company relationship between Alipay and Taobao in order to preserve the value within Taobao and, by extension, within Alibaba Group; and provide that Alibaba Group is appropriately compensated for the value of Alipay.

Key Terms of the Agreement:

The agreement establishes the following:

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The agreement preserves the existing relationship between Taobao and Alipay. Alipay will continue to provide payment processing services to Alibaba Group and its subsidiaries (including Taobao) on preferential terms.

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Alibaba Group will license to Alipay certain intellectual property and technology and provide certain software technology services to Alipay and its subsidiaries. Alipay will pay to Alibaba Group, prior to a liquidity event, a royalty and software technology services fee, which consists of an expense reimbursement and a 49.9% share of the consolidated pre-tax income of Alipay and its subsidiaries.

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Alibaba Group will receive no less than $2 billion and no more than $6 billion in proceeds from an IPO of Alipay or other liquidity event. The exact proceeds to Alibaba Group will be determined by multiplying the total equity value of Alipay by 37.5 percent, subject to the foregoing floor and ceiling amounts.

“Over the last few months, we have worked cooperatively with our partners at Yahoo! and SoftBank to reach an agreement that serves the interests of all parties,” said Jack Ma, Alibaba Group CEO. “This agreement is good for Alibaba Group and its stakeholders, including customers, employees and shareholders. Most importantly, Alipay was able to secure the license it needed to continue operating.”

“This is a good outcome for Yahoo! and for our shareholders, as well as all the parties to this agreement,” said Carol Bartz, Yahoo! CEO. “As a result of this constructive process, we have an agreement that preserves the value of Taobao, provides for profit sharing at Alipay, and creates a structure to allow Alibaba Group to participate if Alipay’s value is realized in an IPO or other liquidity event. Alibaba Group and its management team have an impressive track record of value creation and we look forward to participating in Alibaba Group’s—and Alipay’s—continued success.”

“This agreement was in part made possible by the strong long-term relationship and trust that exists between the principals at Alibaba Group, SoftBank and Yahoo!, and also lays the foundation for Alibaba Group to continue its impressive growth under the dynamic leadership of Jack Ma,” said Masayoshi Son, SoftBank CEO. “Alibaba Group is a clear leader in the China Internet business, the largest and fastest growing market in the world, and the close relationship with Alipay will allow Alibaba Group to strengthen that leadership position in the years to come.”

Alipay provides payment processing services to Alibaba Group and some affiliates, including Taobao, and to third parties. Taobao is China's largest online retail website. Alibaba Group’s principal shareholders include Yahoo!, SoftBank, and Jack Ma and Joseph Tsai. In May 2011, Alipay obtained a license to operate in China from the People’s Republic Bank of China following the restructuring of Alipay. The license will enable Alipay to continue serving Taobao and its other customers in China.

Regulatory Approvals

The agreement is expected to close by the end of 2011 and is subject to certain regulatory approval and customary closing conditions.

Conference Call

Alibaba Group, Yahoo! and SoftBank will discuss this agreement on a conference call at 8:45 a.m. ET/5:45 a.m. PT today. A live Webcast of the conference call can be accessed through Yahoo!’s Investor Relations Website at http://investor.yahoo.net/events.cfm?CalendarID=8. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available for two weeks following the conference call by calling 1-888-286-8010 for US callers or +1-617-801-6888 for international callers, reservation number: 62557239.

About Alibaba Group

Alibaba Group is a global e-commerce leader and the largest e-commerce company in China. Since it was founded in 1999, Alibaba Group has grown to include the following core businesses: Alibaba.com (HKSE: 1688; 1688.HK), Alibaba Group's flagship company and the world's leading B2B e-commerce company; Taobao, China's largest online retail website and a one-stop platform for shopping, socializing and information sharing; Alibaba Cloud Computing, a developer of advanced datacentric cloud computing services; and China Yahoo!, one of China's leading Internet portals.

About SoftBank

SOFTBANK is a leading internet company, providing mobile communications, broadband infrastructure, fixed-line telecommunications, internet content and culture, and a range of other services. SOFTBANK declares its company mission “Endeavoring to benefit society and the economy and maximize enterprise value by fostering the sharing of wisdom and knowledge gained through the IT revolution,” and it continuously pursues content and service synergies within and throughout its group companies.

About Yahoo!

Yahoo! (NASDAQ:YHOO - News) is the premier digital media company, creating deeply personal digital experiences that keep more than half a billion people connected to what matters most to them, across devices and around the globe. And Yahoo!'s unique combination of Science + Art + Scale connects advertisers to the consumers who build their businesses. Yahoo! is headquartered in Sunnyvale, California. For more information, visit the pressroom (pressroom.yahoo.com) or the company's blog, Yodel Anecdotal (yodel.yahoo.com). Yahoo! is the trademark and/or registered trademark of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc. Safe Harbor Statement

This press release contains forward-looking statements concerning the agreement, including, without limitation, statements about the expected timing of closing and the quotations in this press release. Actual results and benefits of the transactions contemplated by the agreement may differ materially from management expectations. The potential risks and uncertainties include, among others, the failure to consummate or delays in consummating the transactions contemplated by the agreement; the failure of Alipay to generate significant royalty and software technology services fees payable to Alibaba; the possibility that a liquidity event of Alipay does not occur; the possibility that the expected benefits of the transactions contemplated by the agreement do not materialize as expected or at all. All information set forth in this press release is as of July 29, 2011. Yahoo! does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances; however, Yahoo! may update any portion thereof at any time in its discretion. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which are on file with the Securities and Exchange Commission (“SEC”) and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which will be filed with the SEC in the third quarter of 2011.

Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Media Contacts

Alibaba Group

John W. Spelich, +852-9017-7444

johnspelich@hk.alibaba-inc.com

SoftBank Corp. Public Relations

+81-3-6889-2300

pr@softbank.co.jp

Yahoo! Media Relations

+1-408-349-4040

media-inquiries@yahoo-inc.com

Yahoo! Investor Relations

Cathy LaRocca, senior manager, Investor Relations

+1-408-349-5188

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